Exhibit 99.1

Xometry Reports Fourth Quarter and Full Year 2022 Results

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Q4 revenue increased 46% year-over-year driven by solid marketplace growth of 32% as well as supplier services including the acquisition of Thomas
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Q4 gross profit up 72% year-over-year driven by 30% growth in marketplace gross profit and the addition of Thomas. Strong gross profit growth partly offset by price optimization efforts
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Expect Q1 revenue growth of 20%-22% year-over-year to $100-$102 million, driven by healthy marketplace growth in the mid to high 20% range year-over-year
•
Q4 Adjusted EBITDA loss of $14.2 million reflects revenue shortfall and lower gross margins quarter-over-quarter. Expect improved operating leverage going forward as we take steps to lower operating expenses, including a 6% reduction in workforce in January 2023
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Implementing 5-point strategic plan with increasing focus on our top 200 accounts; rapidly expanding the marketplace menu; furthering international expansion and growth; driving adoption of new products, and aggressively reducing operating expenses

NORTH BETHESDA, MD., March 1, 2023 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), the global online marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“In Q4 2022, Xometry delivered strong 32% marketplace growth in a period of increasingly challenging macroeconomic conditions," said Randy Altschuler, Xometry CEO. "As we continue to grow rapidly year-over-year, we are also implementing a 5-point strategic plan to ensure that we continue to deliver strong growth. These steps include realigning our sales efforts to improve our focus on our top 200 accounts who represent significant revenue opportunities and who depend on Xometry to strengthen their crucial supply chains; continued expansion of processes and materials with a deeper integration with Thomas; rapid international expansion and growth; and further enhancements and adoption of new products, including Workcenter. Additionally, we are taking an aggressive approach to reducing operating expenses, which included a 6% headcount reduction in January.”

Fourth Quarter 2022 Financial Highlights

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Total revenue for the fourth quarter 2022 was $98.2 million, an increase of 46% year-over-year.
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Marketplace revenue for the fourth quarter of 2022 was $79.1 million, an increase of 32% year-over-year.
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Supplier services revenue for the fourth quarter of 2022 was $19.1 million.
•
Total gross profit for the fourth quarter 2022 was $36.0 million, an increase of 72% year-over-year.
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Marketplace Active Buyers increased 45% from 28,130 as of December 31, 2021 to 40,664 as of December 31, 2022.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 47% from 701 as of December 31, 2021, to 1,027 as of December 31, 2022.
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Marketplace Percentage of Revenue from Existing Accounts was 96%.
•
Net loss attributable to common stockholders was $24.4 million for the quarter, an increase of $0.5 million year-over-year, and Adjusted EBITDA was negative $14.2 million for the quarter, reflecting an increase of $2.4 million year-over-year. Net loss for Q4 2022 included $5.1 million of stock-based compensation and a $1.5 million restructuring charge.
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Cash and cash equivalents were $319.4 million as of December 31, 2022.

Fourth Quarter 2022 Business Highlights

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Grew the number of Active Suppliers 22% year-over-year from 2,010 to 2,447.
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Introduced a new instant quoting page for the Xometry Marketplace, offering easier navigation and greater usability of the quoting engine.
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Appointed Brendan Sterne, a veteran product executive skilled in scaling technology for growth and revenue, as our Chief Product Officer, and elevated Matt Leibel to Chief Technology Officer.
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Expanded the offerings of our Xometry Europe marketplace to include compression molding and vacuum casting, which are critical for the automotive, electronics, medical device and other industries.
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Integrated the Gravity Climate API into the Xometry Marketplace to help our customers instantly calculate carbon emissions in real-time.

Full Year Financial Highlights

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Total revenue for the full year 2022 was $381.1 million, an increase of 75% year-over-year.
•
Marketplace revenue for the full year 2022 was $303.1 million.
•
Supplier services revenue for the full year 2022 was $77.9 million.
•
Total gross profit for the full year 2022 was $147.6 million, an increase of 158% year-over-year. Gross profit margin improved to 38.7% for year ended December 31, 2022 from 26.2% for the year ended December 31, 2021.
•
Marketplace gross profit margin improved to 28.6% for the year ended December 31, 2022 from 25.1% for the year ended December 31, 2021.
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Net loss attributable to common stockholders was $76.0 million for the full year 2022, an increase of $14.6 million year-over-year, and Adjusted EBITDA was negative $41.8 million for the full year 2022, reflecting an increase of $2.0 million year-over-year. Net loss for the full year 2022 includes $19.2 million of stock-based compensation expense, $2.3 million of expense for charitable contributions and a $1.5 million restructuring charge.

Full Year Business Highlights

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Introduced “Xometry Everywhere” software which extends the reach of Xometry’s AI-driven instant-quoting pricing engine to popular third-party sites where engineers and other buyers spend significant amounts of time.
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Obtained certification for Medical Device Manufacturing (ISO 13485) enabling the Xometry marketplace to expand the breadth of medical device manufacturing.
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Expanded European operations including an enhanced site for European customers, www.xometry.eu, which makes it even easier for buyers to compare and price technologies, materials and finishes in real time. Added new languages including Spanish, Polish, Norwegian and Dutch.
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Introduced new self-serve advertising subscription options for suppliers on Thomasnet.
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Launched a local manufacturing network in China (Xometry.Asia) and began taking orders from Chinese customers in April 2022.
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Expanded CAD integrations with the addition of PTC’s Onshape product development platform which has over 2 million users. The integration provides seamless instant quoting with our proprietary, AI-driven Xometry Instant Quoting Engine®.
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On February 11, 2022 completed an offering of Convertible Senior Notes, raising net proceeds of $278.2 million.

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Introduced Workcenter which gives suppliers a one-stop view into all their Xometry and non-Xometry work. A cloud-based manufacturing execution system, Workcenter brings the job board and financial services into one, easy-to-use platform.
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Launched the Industrial Buying Engine which helps customers source and purchase from the more than 500,000 suppliers on Thomasnet.com. Through the Industrial Buying Engine, buyers can request quotes for products and services from suppliers.
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Extended Xometry quoting capabilities into new categories based on the data and suppliers from the Thomas network. The new processes include laser tube cutting and tube bending.
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Launched the universal login experience which improves and centralizes the login experience and user credentials. Universal login allows Xometry and Thomas buyers and suppliers to seamlessly move and transact across platforms.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(unaudited)			(unaudited)
Consolidated
Revenue	$98,196	$67,098	46%	$381,053	$218,336	75%
Gross profit	36,030	20,937	72%	147,566	57,141	158%
Net loss attributable to common stockholders	(24,423)	(23,905)	(2)%	(76,025)	(61,379)	(24)%
EPS, basic and diluted	(0.51)	(0.53)	4%	(1.61)	(2.33)	31%
Adjusted EBITDA(1)	(14,249)	(11,854)	(20)%	(41,765)	(39,757)	(5)%
Non-GAAP net loss(1)	(13,729)	(11,414)	(20)%	(40,097)	(40,432)	1%
Non-GAAP EPS, basic and diluted(1)	(0.29)	(0.25)	(16)%	(0.85)	(1.54)	45%

Marketplace
Revenue	$79,062			$303,134
Cost of revenue	57,630			216,336
Gross Profit	$21,432			$86,798

Supplier services
Revenue	$19,134			$77,919
Cost of revenue	4,536			17,151
Gross Profit	$14,598			$60,768
(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of December 31,
	2022	2021	% Change

Active Buyers(3)	40,664	28,130	45%
Percentage of Revenue from Existing Accounts(3)	96%	95%	1%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,027	701	47%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of December 31, 2022 and 2021, and Percentage of Revenue from Existing Accounts is presented for the quarters ended December 31, 2022 and 2021.

Subsequent to Fourth Quarter 2022

On January 2, 2023, the Company acquired 100% of the equity of Tridi Teknoloj A.S. ("Tridi") located in Istanbul, Turkey. The acquisition of Tridi extended our marketplace capabilities in Europe by opening a vast array of affordable suppliers. Tridi operates an online marketplace for manufacturing with the ability to serve all of Europe within a 24-hour turn around period. The aggregate non-contingent portion of the purchase price was approximately $3.8 million. In addition, the purchase price includes a contingent consideration arrangement to the former owners of Tridi up to a maximum amount of $1.25 million (undiscounted) in Class A common shares in two installments on the first and second anniversary of the acquisition and is based on the achievement of certain revenue targets.

In December 2022, we initiated a restructuring action to help manage our operating expenses by reducing our workforce by approximately 6%. The workforce reduction focused on realigning our staffing levels to help us meet the current and future objectives of our business. For the year ended December 31, 2022, we incurred $1.5 million for employee termination costs related to this restructuring. The majority of these costs will be paid by the Company in the first quarter of 2023. We expect the reduction in workforce will reduce operating expenses by approximately $8.0 million on a full year basis.

Financial Guidance and Outlook:

	Q1 2023		FY 2023
	(in millions)
	Low	High	Low	High
Revenue	$100.0	$102.0	$470.0	$480.0
Adjusted EBITDA	$(11.0)	$(9.0)	$(22.0)	$(20.0)

Xometry’s first quarter and full year 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or supplies. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or supplies.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax benefit, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment charges, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation expense, amortization of lease intangible, amortization of deferred costs on convertible notes, unrealized loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, impairment charges, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, (basic and diluted) as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity and create locally resilient supply chains. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on March 1, 2023. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Fourth Quarter 2022 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Wednesday, March 1, 2023
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To register please use the following link: Xometry, Inc. Q4 2022 Earnings Call
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the first quarter and full year 2023, our expectation regarding our operating leverage and 2023 operating expenses, our potential for growth, and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, the impact of the health crises such as COVID-19 on our business and operations, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2022. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$319,432	$86,262
Marketable securities	—	30,465
Accounts receivable, less allowance for credit losses of $2.0 million and $0.8 million as of December 31, 2022 and 2021, respectively.	49,188	32,427
Inventory	1,571	2,033
Prepaid expenses	7,591	6,664
Other current assets	12,273	5,580
Total current assets	390,055	163,431
Property and equipment, net	19,079	10,287
Operating lease right-of-use assets	25,923	27,489
Investment in unconsolidated joint venture	4,068	4,198
Intangible assets, net	39,351	41,736
Goodwill	258,036	254,672
Other assets	413	773
Total assets	$736,925	$502,586
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,437	$12,718
Accrued expenses	33,430	30,905
Contract liabilities	8,509	7,863
Income taxes payable	3,956	—
Operating lease liabilities, current portion	5,471	5,549
Finance lease liabilities, current portion	—	2
Total current liabilities	63,803	57,037
Convertible notes	279,909	—
Operating lease liabilities, net of current portion	16,940	16,920
Long term income taxes payable	—	1,450
Deferred income taxes	429	18
Other liabilities	1,011	1,678
Total liabilities	362,092	77,103
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 44,822,264 shares and 43,998,404 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	623,081	597,641
Accumulated other comprehensive income (loss)	28	149
Accumulated deficit	(249,366)	(173,341)
Total stockholders’ equity	373,743	424,449
Noncontrolling interest	1,090	1,034
Total equity	374,833	425,483
Total liabilities and stockholders’ equity	$736,925	$502,586

Xometry, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue	$98,196	$67,098	$381,053	$218,336
Cost of revenue	62,166	46,161	233,487	161,195
Gross profit	36,030	20,937	147,566	57,141
Sales and marketing	24,376	13,173	83,222	39,422
Operations and support	12,414	8,089	48,572	23,683
Product development	8,315	5,648	31,013	17,780
General and administrative	14,849	16,601	57,992	34,942
Impairment of assets	380	-	824	-
Total operating expenses	60,334	43,511	221,623	115,827
Loss from operations	(24,304)	(22,574)	(74,057)	(58,686)
Other (expenses) income
Interest expense	(1,246)	(53)	(4,418)	(852)
Interest and dividend income	2,201	525	4,115	982
Other expenses	(450)	(1,846)	(2,183)	(2,866)
(Loss) income from unconsolidated joint venture	(30)	41	570	41
Total other income (expenses)	475	(1,333)	(1,916)	(2,695)
Loss before income taxes	(23,829)	(23,907)	(75,973)	(61,381)
Provision (benefit) for income taxes	(595)	-	(36)	-
Net loss	(24,424)	(23,907)	(76,009)	(61,381)
Net (loss) income attributable to noncontrolling interest	(1)	(2)	16	(2)
Net loss attributable to common stockholders	$(24,423)	$(23,905)	$(76,025)	$(61,379)
Net loss per share, basic and diluted	$(0.51)	$(0.53)	$(1.61)	$(2.33)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	47,457,139	44,995,598	47,158,247	26,318,349

Comprehensive loss:
Foreign currency translation	$492	$(38)	$(81)	$(61)
Total other comprehensive income (loss)	492	(38)	(81)	(61)
Net loss	(24,424)	(23,907)	(76,009)	(61,381)
Comprehensive loss	(23,932)	(23,945)	(76,090)	(61,442)
Comprehensive (loss) income attributable to noncontrolling interest	(29)	-	56	-
Total comprehensive loss attributable to common stockholders	$(23,903)	$(23,945)	$(76,146)	$(61,442)

Xometry, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:	(unaudited)
Net loss	$(76,009)	$(61,381)	$(31,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,819	3,596	3,120
Impairment of assets	824	—	1,592
Reduction in carrying amount of right-of-use asset	7,236	1,056	1,045
Stock based compensation	19,172	7,395	1,006
Non-cash interest expense	—	111	320
Loss on debt extinguishment	—	272	—
Revaluation of contingent consideration	817	—	—
Loss (income) from unconsolidated joint venture	130	(41)	—
Donation of common stock	2,272	2,226	—
Unrealized loss on marketable securities	1,855	2,002	—
Loss on sale of property and equipment	47	20	—
Inventory write-off	133	—	(15)
Amortization of deferred costs on convertible notes	1,718	—	—
Deferred taxes benefit	(653)	(179)	—
Restructuring charge	1,549	—	—
Changes in other assets and liabilities:
Accounts receivable, net	(16,923)	(11,117)	(2,130)
Inventory	351	293	(956)
Prepaid expenses	(1,616)	(4,025)	(210)
Other assets	(7,016)	464	(469)
Accounts payable	(215)	5,215	(2,350)
Accrued expenses	403	(12,008)	8,569
Contract liabilities	515	(1,625)	518
Lease liabilities	(5,727)	(845)	(1,004)
Income taxes payable	743	—	—
Net cash used in operating activities	(62,575)	(68,571)	(22,049)
Cash flows from investing activities:
Purchase of marketable securities	(326)	(267,467)	—
Proceeds from sale of marketable securities	28,927	235,000	—
Purchase of short-term investments	—	—	(17,711)
Proceeds from short-term investments	—	—	28,571
Purchases of property and equipment	(13,650)	(6,262)	(4,190)
Proceeds from life insurance	—	627	—
Proceeds from sale of property and equipment	189	—	—
Cash paid for business combinations, net of cash acquired	—	(174,646)	—
Net cash provided by (used in) investing activities	15,140	(212,748)	6,670
Cash flows from financing activities:
Proceeds from issuance of Series A-2, Series B, Series C, Series D and Series E convertible preferred stock, net of issuance costs	—	—	52,409
Repurchase of Series A-2, Series B, Series C and Series D convertible preferred stock	—	—	(12,852)
Deemed dividend to preferred stockholders	—	—	(8,801)
Proceeds from initial public offering, net of underwriters' discount	—	325,263	—
Payments in connection with initial public offering	—	(3,678)	—
Proceeds from stock options exercised	3,715	2,291	518
Proceeds from term loan	—	—	4,000
Repayment of term loan	—	(16,136)	—
Proceeds from the exercise of warrants	—	40	—
Proceeds from issuance of convertible notes	287,500	—	—
Costs incurred in connection with issuance of convertible notes	(9,309)	—	—
Payment of contingent consideration	(932)	—	—
Proceeds from other borrowings	—	—	4,783
Repayment of other borrowings	—	—	(4,783)
Payments on finance lease obligations	(2)	(12)	(13)
Net cash provided by financing activities	280,972	307,768	35,261
Effect of foreign currency translation on cash and cash equivalents	(367)	(61)	(130)
Net (decrease) increase in cash and cash equivalents	233,170	26,388	19,752
Cash and cash equivalents at beginning of the year	86,262	59,874	40,122
Cash and cash equivalents at end of the year	$319,432	$86,262	$59,874
Supplemental cash flow information:
Cash paid for interest	$1,414	$907	$1,269
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	279	—	—
Non-cash consideration in connection with business combinations	(518)	2,339	—
Shares issued in business combinations	—	102,888	—

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA:
Net loss	$(24,424)	$(23,907)	$(76,009)	$(61,381)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(505)	1,374	2,486	2,736
Depreciation and amortization expense(1)	2,103	1,292	7,819	3,596
Income tax provision	595	—	36	—
Amortization of lease intangible	333	—	1,332	—
Stock-based compensation(2)	5,124	2,648	19,172	7,395
Charitable contribution of common stock	—	1,084	2,272	2,242
(Loss) income from unconsolidated joint venture	30	(41)	(570)	(41)
Acquisition and other(3)	566	5,696	(676)	5,696
Impairment of assets	380	—	824	—
Restructuring charge	1,549	—	1,549	—
Adjusted EBITDA	$(14,249)	$(11,854)	$(41,765)	$(39,757)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Non-GAAP Net Loss:
Net loss	$(24,424)	$(23,907)	$(76,009)	$(61,381)
Add (deduct):
Depreciation and amortization expense(1)	2,103	1,292	7,819	3,596
Stock-based compensation(2)	5,124	2,648	19,172	7,395
Amortization of lease intangible	333	—	1,332	—
Amortization of deferred costs on convertible notes	468	—	1,718	—
Unrealized loss on marketable securities	196	1,763	1,855	2,002
Acquisition and other(3)	566	5,696	(676)	5,696
(Gain) loss on sale of property and equipment	(24)	10	47	18
Charitable contribution of common stock	—	1,084	2,272	2,242
Impairment of assets	380	—	824	—
Restructuring charge	1,549	—	1,549	—
Non-GAAP Net Loss	$(13,729)	$(11,414)	$(40,097)	$(40,432)

Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted	47,457,139	44,995,598	47,158,247	26,318,349

Non-GAAP EPS, basic and diluted	$(0.29)	$(0.25)	$(0.85)	$(1.54)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Segment Revenue:	(unaudited)		(unaudited)
U.S.	$88,130	$61,769	$347,842	$202,034
International	10,066	5,329	33,211	16,302
Total revenue	$98,196	$67,098	$381,053	$218,336

Segment Net Loss:
U.S.	$(20,509)	$(21,080)	$(58,758)	$(51,230)
International	(3,914)	(2,825)	(17,267)	(10,149)
Total net loss attributable to common stockholders	$(24,423)	$(23,905)	$(76,025)	$(61,379)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Summary of Stock-based Compensation Expense	(unaudited)		(unaudited)
Sales and marketing	$804	$533	$3,875	$1,223
Operations and support	2,007	1,295	6,886	2,659
Product development	1,181	765	4,300	1,744
General and administrative	1,132	55	4,111	1,769
Total stock-based compensation expense	$5,124	$2,648	$19,172	$7,395

Summary of Depreciation and Amortization Expense
Cost of revenue	$(17)	$34	$82	$104
Sales and marketing	776	211	3,102	300
Operations and support	15	36	57	155
Product development	1,046	909	3,483	2,821
General and administrative	283	102	1,095	216
Total depreciation and amortization expense	$2,103	$1,292	$7,819	$3,596

Restructuring charge
Sales and marketing	$506	$-	$506	$-
Operations and support	432	-	432	-
Product development	458	-	458	-
General and administrative	153	-	153	-
Total restructuring charge	$1,549	$-	$1,549	$-